Report of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders of
Dryden Municipal Series Fund - Florida Series:

In planning and performing our audit of the financial statements of the Florida Series of the Dryden Municipal Series Fund (hereafter referred to as the ?Fund?) for the year ended August 31, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with
 the requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error
 or fraud may occur and not be
detected.  Also, projection of any evaluation of internal
 control to future periods is subject to
the risk that it may become inadequate because of changes
 in conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in internal
control that might be material weaknesses under standards of the Public Company Accounting
Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low
level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for
safeguarding securities, which we consider to be material
 weaknesses as defined above as of
August 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



KPMG LLP


New York, New York
October 25, 2005